EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in this Registration Statement of Robinson Nugent, Inc. on Form S-8 of our report dated August 4, 2000, appearing in the Annual Report on Form 10-K of Robinson Nugent, Inc. for the year ended June 30, 2000.

/s/ Deloitte & Touche

Louisville, Kentucky
August 31, 2000